Exhibit 99.1

Metamining Nevada, Inc.
Audited Financial Statements
December 31, 2011

i

Metamining Nevada, Inc.

ii

Board of Directors and Stockholders
Metamining Nevada, Inc.

Report of Registered Independent Public Accounting Firm

We have audited the accompanying balance sheets of Metamining Nevada, Inc. (the “Company”) as of December 31, 2011, and the related statements of income, and cash flows for the period March 30, 2011 to December 31, 2011.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metamining Nevada, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

San Mateo, California	/s/ Samuel H. Wong & Co., LLP
March 20, 2012	Certified Public Accountants

Metamining Nevada, Inc.
Balance Sheet
As of December 31, 2011
(Stated in US Dollar)

	Note	2011

Assets
Current Assets
Cash		-
Accounts receivable		-
Subscription receivable		-
Inventory		-
Total Current Assets		-

Property and Mineral Rights	3	14,250,000
Total Assets		14,250,000

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable		5,000
Notes payable - current	4	5,625,000
Total Current Liabilities		5,630,000

Long Term Liabilities
Notes payable – long term	4	5,625,000
Total Long Term Liabilities		5,625,000
Total Liabilities		11,255,000
Shareholders' Equity
Common Stock	6	3,112,945
Net Income/(Loss)		(117,945)
Total Shareholders' Equity		2,995,000
Total Liabilities and Shareholders' Equity		14,250,000

See Accompanying Notes to the Financial Statements

Metamining Nevada, Inc.
Statement of Income
for the period March 30, 2011 to December 31, 2011
(Stated in US Dollar)

	Note	2011
Revenues
Sales		-
Cost of Goods Sold		-

Gross Profit		-

Operating Expenses
Bank service Charges		10
Filing Fee		2,489
Legal & Professional Fees		77,797
License & Permit		32,830
Pre-operating Expense		1,310
Travel Expense		3,419
Taxes		90

Total Operating Expenses		117,945

Other Income (Expenses)
Other Income		-
Other Expenses		-
Interest Income		-
Interest Expense		-

Total Other Income (Expense)		-

Income Tax	5	-

Net Income		(117,945)

See Accompanying Notes to the Financial Statements

Metamining Nevada, Inc.
Statement of Cash Flows
for the period March 30, 2011 to December 31, 2011
(Stated in US Dollar)

2011

Cash Flows from Operation Activities
Cash received from vendors	-
Cash paid to suppliers	(112,945)
Net Cash Provided (Used) by Operating Activities	(112,945)

Cash Flows from Investing Activities
Purchase of Mine	(14,250,000)
Net Cash Provided (Used) by Investing Activities	(14,250,000)

Cash Flows from Financing Activities
Proceeds from notes payable-ST	5,625,000
Proceeds from notes payable-LT	5,625,000
Increase of Common Stock	3,112,945
Net Cash Provided (Used) by Financing Activities	14,362,945

Net Increase (Decrease) in Cash and Cash Equivalent	-

Cash and Cash Equivalents At December 31, 2010	-

Cash and Cash Equivalent At December 31,2011	-

See Accompanying Notes to the Financial Statements

Metamining Nevada, Inc.
Reconciliation of Cash Flows
for the period March 30, 2011 to December 31, 2011
(Stated in US Dollar)

2011

Net Income	(117,945)

Depreciation	-
Increase/(decrease) in account payable	5,000.00

Net Cash Provided in Operating Activities	(112,945)

See Accompanying Notes to the Financial Statement

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Metamining Nevada, Inc. (the“Company”) was incorporated in the State of Nevada on March 30, 2011, whose primary business operations are the exploration, mining, and processing of mineral deposits from iron ore resources located in the State of Nevada.The Company is a wholly-owned subsidiary of Metamining Inc., a California corporation, whose principal offices are located at 1065 East Hillsdale Boulevard, Foster City, CA 94404.

Metamining Nevada, Inc. purchased and holds mining rights for some of the largest iron ore resources in the western United States.  The Company has plans to make substantial investments to explore, mine, and process these iron ore resources.   The Company controls approximately 7.5 square miles of iron properties containing defined resources in the Buena Vista Hills area of the Mineral Basin Mining District, Pershing and Churchill Counties, of Nevada.

The Company’s founders have identified and purchased several mineral deposits in northern Nevada.  These resources were operating mines at some time since the 1800’s, but production had ceased for many years.  The Company’s founders have plans to restart these mines, applying the latest and most modern mining and refining techniques to meet global demand for iron and steel.

The Company is a development stage enterprise, and management has engaged the services of several engineering consultants to study and report on the mining assets, and to develop plans to enable the firm to capitalize on opportunities to mine and process the iron ore resources.

One of the primary mineral deposit sites under the Company’s control is Iron Horse Project, which is located 21 miles south of Lovelock, Nevada, in the County of Pershing.  Based on historical geological studies, it is estimated that there is 112 million tons of iron ore in surface stockpiles and underground bodies indicated by drilling proven resources, with iron ore grade between 30 to 40% iron.  Potential resource estimates are 450 million tons of iron ore, based on examination of magnetic data and local and district geology with a grade of 20 to 30% iron to a depth of 475 feet.

The Company engaged the services of certain professional geologist to make a site visit and to compile a Technical Report on February 20, 2011 on Buena Vista Iron Properties in Pershing and Churchill Counties, Nevada. The Report summarized data available as regards past exploration and mining, as well as current identified, inferred and potential iron resources based on available information and geologic interpretations.

By July 20, 2011, the Company engaged the services of certain professional engineering firm to make a site visit and to review existing data, and provide a pre-feasibility study of the iron ore deposits of the Dodge Mine Property located east of Lovelock, Nevada. No exploration work was conducted so that this report relies entirely on work done by past operators and consultants. This Report is a pre-feasibility study that is not based on significant measured reserves but does show tremendous potential for development of the property. This Report only addresses the Dodge Mine Property within the overall Iron Horse Property holdings controlled by Metamining. However, past magnetite studies and other data indicate the potential for very large magnetite deposits on these tracts, in the order of hundreds of million tonnes, possibly over one billion tonnes as described in the geologic report. The Professional Engineers were tasked with the responsibility to gather and review all available data and to make preliminary assessments and recommendations based on that data, culminating in the “Iron Horse Project – Dodge Mine Pre-Feasibility Study”.  In that report, the Professional Engineers describe the geological composition and physical characteristics of the property, the opportunities for mining and processing, infrastructure and cost considerations, productivity estimates, and cash flow and rates of return modeling for management’s consideration.  The study concludes that the Dodge Mine has substantial potential to be a major producer and extremely profitable. The Report completed in August, 2011.

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These estimates and assumptions include, but are not limited to, the valuation of accounts receivable and inventories, deferred income taxes, and the estimation of useful lives of property, plant, and equipment.  Actual results could differ from these estimates.

(c)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.  The Company maintains bank accounts in the U.S.

(d)	Accounts Receivable-Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An allowance for doubtful accounts is made when collection of the full amount is no longer probable.  Pursuant to the Company’s accounting policies, the allowance for doubtful accounts is determined by applying a rate of percent (to be determined) on outstanding trade receivables.  In addition, the Company uses a specific review process to determine if any additional allowances for doubtful accounts are required.Bad debts are charged against the allowance when outstanding trade receivables have been determined to be uncollectible.

(e)	Inventory

Inventory, consisting of raw materials, work in progress, and finished products, is stated at the lower of cost or market value.  Finished products are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(f)	Real Property, and Mineral Rights

Real Property, Equipment and Mineral Rights are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method and units-of-production method. Estimated useful lives of the real property, equipment, and mineral rights are as follows:

Buildings	30 years
Machinery and Equipment	10 years
Furniture and Fixtures	5 years
Motor Vehicles	5 years
Mineral Rights	units-of-production

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

(g)	Intangible Assets

Intangible assets are stated at cost less accumulated amortization.  Amortization is provided over the respective useful lives, using the straight-line method.  Estimated useful lives of intangibles are as follows:

Technical Licenses	10 years
Trademark	20 years

Annually, the Company reviews the intangible assets for impairment, in accordance with ASC 350 Impairment of Long-Lived Assets.  The company considers whether the estimated future benefits of the will be fully realized over the course of their estimated useful lives.  If the technical licenses become obsolete, or trademarks are unsuccessfully defended against infringement by third-parties, the Company will consider future cash flows and relevant factors to quantify the level of impairment and record impairment adjustments accordingly.  The Company has not yet recognized any impairment upon the intangible assets.

(h)	Accounting for Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.The Company’s long-lived assets are grouped by their presentation on the financial statements according to the balance sheet and further segregated by their operating and asset type.  Long-lived assets subject to impairment include buildings, equipment, vehicles.  The Company considers annually whether these assets are impaired.  The Company makes its determinations based on various factors that impact those assets.  For example, the Company considers real property impaired if property prices decrease drastically and it is unlikely that the prices will recover within the foreseeable future.  Although property values have experienced a decline during the last year, prices are increasing again. Therefore, the Company believes its real property has at least retained the value of its original cost to the Company.  Equipment used for production, which undergo regular maintenance, are assessed annually.

(i)	Revenue Recognition

Revenue from the sale of iron ore, iron products, and other iron-based alloys is recognized at the time of the transfer of risks and rewards of ownership, which generally occurs when the goods are delivered to customers and the title passes.  Customers do not have a contractual right to return products to the Company.

Provision is made for foreseeable losses as soon as they are anticipated by management.

(j)	Cost of Sales

The Company’s cost of sales is comprised of raw materials, miningworker salaries and related benefits, machinery supplies, maintenance supplies, depreciation, utilities, inbound freight, purchasing and receiving costs, inspection and warehousing costs.

(k)	Selling Expenses

Selling expenses are comprised of outbound freight, client entertainment, commissions, depreciation, and travel and lodging expenses.

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

(l)	Advertising expenses

All advertising costs are expensed as incurred.

(m)	General & Administrative Expenses

General and administrative expenses include outside consulting services, research & development, executive compensation, quality control, and general overhead such as the finance department, administrative staff, and depreciation and amortization expense.

(n)	Research and Development

The Company expenses all research and development costs as incurred.

(o)	Shipping and Handling

Shipping and handling costs represent costs associated with shipping products to customers and handling finished goods. Shipping and handling costs billed to customers are recognized as revenue and shipping and handling costs incurred by the Company are included in cost of sales.

(p)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency, which is the United States Dollar (USD).  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company  are prepared using the United States dollars.  Any foreign-denominated assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

(q)	Income Taxes

The Company uses the accrual method of accounting to determine income taxes for the year. The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Income tax liabilities computed according to the United States tax laws are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

The Company is subject to United States Tax. Corporate income tax is imposed on progressive rates in the range of: - 15% to 35%

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

(r)	Other Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(s)	Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with FASB ASC 260 “Earnings per share”. SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effects on a per share basis of potential common shares (e.g., contingent shares, convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e.. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

(t)	Fair Value of Financial Instrument

For certain of the Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•           Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
•           Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•           Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2011, the Company did not identify any assets and liabilities that were required to be presented on the balance sheet at fair value.

(u)	Accounting Pronouncements applicable to Extractive Activities – Mining

FASB Accounting Standards Codifications (Codification) Topic 930, Extractive Activities – Mining, provides incremental industry – specific guidance for all mining entities to comply.

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

IAS / IFRS International Financial Reporting Standard (IFRS) 6 Exploration for and Evaluation of Mineral Resources provides financial reporting guidance for exploration and evaluation expenditures incurred by an entity in connection with the exploration for and evaluation of mineral resources before the technical feasibility and commercial viability of extracting a mineral resource are demonstrable. The exploration for and evaluation of mineral resources is the search for mineral resources, including minerals, oils, natural gas and similar non-regenerative resources after the entity has obtained legal rights to explore in a specific area, as well as the determination of the technical feasibility and commercial viability of extracting the mineral resource.In general, an entity establishes an appropriate accounting policy that dictates when such exploration and evaluation costs are recognized as assets. There are similarities in how exploration and evaluation assets and property, plant and equipment are measured and tested for impairment.

U.S. GAAP IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine considers when and how to account for removing mine waste material, referred to as “overburden” when: (a) it is a combination of ore and waste; and (b) when removal provides access to deeper levels  of ore.IFRS 6 and IFRIC 20 do not address other aspects of accounting for entities engaged in mining activities, such as costs incurred prior to beginning exploration and the costs after the assessment of the findings is completed and the mining activities to extract the natural resources begins. These entities must also comply with other applicable guidance.

FASB Accounting Standards Codification 930, Extractive Activities – Mining, 330 Inventory discusses the accounting for stripping costs incurred in the production phase of mining operations. The production phase of a mine is deemed to begin when saleable minerals are extracted (produced) from an ore body, regardless of the level of production. However, the production phase does not commence with the removal of de minims saleable mineral material that occurs in conjunction with the removal of overburden or waste material for the purpose of obtaining access to an ore body.Stripping costs are costs incurred for the removal of overburden or waste materials for the purpose of obtaining access to an ore body that will be commercially produced.Stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced (that is, extracted) during the period that the stripping costs are incurred.

FASB Accounting Standard Codification 930, Extractive Activities – Mining, 360 Property, Plant and Equipment addresses the accounting for mineral rights.A mineral rightsis the legal right to explore, extract, and retain at least a portion of the benefits form mineral deposits. Value beyond proven and probable reserves is the economic value that exists in a mining asset beyond the value attributable to proven and probable reserves. The distinction between the categories of reserves relates to the level of geological evidence and, therefore, confidence in the reserve estimates.Land that is not undergoing developmental activities necessary to get it ready for its intended use is not an asset that qualifies for interest capitalization. If current costs are provided, the costs of mineral resource assets is determined by current market buying prices or by the current cost of finding and developing mineral reserves.An entity shall include the cash flows associated with value beyond proven and probable reserves in estimates of future cash flows (both undiscounted and discounted) used for determining whether a mining asset is impaired. Estimated cash flows also shall include the estimated cash outflows required to develop and extract the value beyond proven and probable reserves. An entity shall consider the effects of anticipated fluctuations in the market price of minerals when estimated future cash flows (both undiscounted and discounted) used for determining whether a mining asset is impaired. Estimates of those effects shall be consistent with estimate of a market participant. Generally, an entity shall consider all available information including current prices, historical averages, and forward pricing curves. Those marketplace assumptions typically shall be consistent with an entity’s operating plans and financial projections underlying other aspects of the impairment anaylsis (e.g., amount and timing of production). It generally would be inappropriate for an entity to use a single factor, such as the current price or a historical average, as a surrogate for estimating future prices without considering other information that a market participant would consider.

The Company will comply withthe above accounting pronouncements as and when necessary.

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

(v)	Recent Accounting Pronouncements

In December 2010, FASB issued ASU No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company adopted the disclosure requirements for the business combinations in 2011.

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which is not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

In June 2011, FASB issued ASU 2011-05, Comprehensive Income (ASC Topic 220):  Presentation of Comprehensive Income.  Under the amendments in this update, an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under both options, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. In addition, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented.  The amendments in this update should be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company is currently assessing the effect that the adoption of this pronouncement will have on its financial statements.

In September 2011, FASB issued ASU No. 2011-08, Intangibles-Goodwill and Other (ASC Topic 350): Testing Goodwill for Impairment, to simplify how entities test goodwill for impairment. ASU No. 2011-08 allows entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If greater than 50 percent likelihood exists that the fair value is less than the carrying amount then a two-step goodwill impairment test as described in Topic 350 must be performed. The guidance provided by this update becomes effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011. The Company does not intend to adopt this ASU No. 2011-08 before September 15, 2011, and does not expect it to have a material impact on the Company’s consolidated financial position and results of operations.

(w)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

(x)	Subsequent events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has identified non-recognized subsequent events, based on this evaluation, the Company concludes that there is no need to adjust the financial statements.

3. REAL PROPERTY and MINERAL RIGHTS $14,250,000

The Company, through its parent company, Metamining, Inc. (a California Corporation), acquired certain real property and mineral rights in the Buena Vista Hills area of the mineral district in Pershing and Churchill Counties of Nevada called “Iron Horse Project – Dodge Mine” from three separate sellers for a total purchase considerations of $14,250,000 payable by way of three installments over a period of two years from April 15, 2011 as discussed under Note (4) Notes Payable.

(1)	Seller, Little Valley Group, LLC (LVC)	$11,000,000
	under Agreement No. NV01 valued 77.1930% for
(2)	Seller, Greater Nevada Ranches, LLC (GNR)	1,750,000
	under Agreement No. NV02 valued 12.2807% for
(3)	Seller, Western Resources Group, LLC (WRG)	1,500,000
	under Agreement No. NV03 valued 10.5263% for
	Total Purchase Considerations	$14,250,000

Acquiring the following properties and Mineral Rights:

From LVC:

Township 25 North, Range 34 East, M.D.M.

Section 6	BLM Serial Number
Iron Horse	754382
Iron Horse 1-9	754383-754391
Iron Colt	862856
Iron Colt 1-6, 10	862857-862863
Iron Horse 10, 11	862864-862865

Township 26 North, Range 34 East, M.D.M

Section 32
Beacon Hill 1,5-7,9	862839-862843
Beacon Hill 14-21	862846-862853
Beacon Hill 12	999120
Iron Castle 8-9	862854-862855
MG-1 thru MG-4	962977-962980

Metamining Nevada, Inc.
Notes to Financial Statements
As of December 31, 2011
(Stated in US Dollar)

From GNR:
Pershing County APN #015-110-06

Township 25, Range 33, M.D.B.&M.
Section 1, consisting of 649.95 acres, more or less

Churchill County APN #005-211-09

Township 24, Range 34, M.D.B.&M.
Section 9: West ½ consisting of 278.61 acres, more or less

From WRG:
178 Unpatened Lode Mining Claims in the Pershing County:
BV-1-28, 29-35 (odd), 37-84, 91-102, 104, 106, 108-156, 163-179 (odd), 180-205

4. NOTES PAYABLE $11,250,000

Pursuant to the respective purchase and sale agreements dated April 15, 2011 No. NV01, NV02 and NV03, the sellers financed Buyer by carrying two notes payable $5,625,000 due April 15, 2012 and $5,625,000 due April 15, 2013 free of interest.

Notes Payable due April 15, 2012 and April 15, 2013:

(1)	Little Valley Group, LLC	$4,342,106.24
4,342,106.24
$8,684,212.48
(2)	Greater Nevada Ranches, LLC	$690,789.38
690,789.38
1,381,578.76
(3)	Western Resource Group, LLC	$592,104.38
		592,104.38
		1,184,208.76
	Grand Total:	$11,250,000

In the event that Buyer fails to fully execute the Agreement (including default in payment of the Notes) within the time period allowed and agreed by both parties, all rights, titles, and property shall transfer back to the Sellers.

5. INCOME TAX

The Company is a development stage enterprise and has not yet commenced productive operation. Nevertheless, the Company, in compliance of tax law, has filed its U.S. Corporation Income Tax Return (Form 1120) for a short year from 3/30/2011 to 12/31/2011 before March 15, 2012 revealing a net taxable loss of $112,945.

6. COMMON STOCK

The Company is authorized by its Articles of Incorporation to issue a total of 75,000 shares of common stock of no par value of which 60,000 shares have been issued and outstanding as of December 31, 2011 for a total amount of $3,122,945.